AMENDMENT TO CREDIT AGREEMENT


		Amendment to Credit Agreement, dated as of June 3, 1996 (this "Amendment"), among The Gap, Inc., a Delaware corporation (the "Borrower"), the LC Subsidiaries (as defined in the Credit Agreement referred to below) listed on the signature pages hereof, the lenders (the "Lenders") listed on the signature pages hereof and Citibank, N.A., ("Citibank"), as issuing bank (the "Issuing Bank"), and Citicorp USA Inc. ("CUSA"), as agent (the "Agent") for the Issuing Bank and the Lenders.

	PRELIMINARY STATEMENTS:

		1.	The Borrower, the LC Subsidiaries, the Lenders, the Issuing
Bank and the Agent have entered into a Credit Agreement, dated as of August 1,
1995 (such credit agreement, as it may be amended and in effect from time to time, being referred to herein as the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined).

		2.	The Borrower, the LC Subsidiaries, the Lenders, the Issuing Bank and the
Agent wish to amend the Credit Agreement, among other things, to (i)
change the  Revolver Termination Date to June 30, 2001, (ii) decrease the aggregate amount of the LC Commitments from $500,000,000 to $450,000,000, (iii)
change in certain respects the terms of the Credit Agreement providing for fees and interest and (iv) otherwise amend the Credit Agreement, in each case on the terms and subject to the conditions hereof.

		3.	Pursuant to Section 3.11 of the Credit Agreement, by notice dated May 20,
1996, the Borrower requested that the LC Lenders and Issuing Bank agree to extend the LC Termination Date by 364 days from the currently scheduled
LC Termination Date, and the Issuing Bank and LC Lenders are willing to grant such extension, on the terms and subject to the conditions hereof.

		NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

		SECTION 1.  Amendments to Credit Agreement.  (a)   The second sentence
of the Preliminary Statement of the Credit Agreement is hereby amended by deleting the dollar amount "$500,000,000" appearing therein and inserting in its place the dollar amount "$450,000,000".

		(b)   Section 1.01 of the Credit Agreement is hereby amended by the addition of the following defined terms, in the appropriate alphabetical location:

		"First Amendment" means the Amendment to Credit Agreement dated as of
June 3, 1996 among the Borrower, the LC Subsidiaries, the Lenders, the
Issuing Bank and the Agent.

		"First Amendment Effective Date" has the meaning set forth in the First Amendment.

		(c)(i)	The definition of "A Commitment" appearing in Section 1.01
of the Credit agreement is hereby amended in its entirety so as to read in full as follows:

			"'A Commitment' means, as to each A Lender, the amount set forth opposite such A Lender's name on the signature pages hereof under the caption 'A Commitment' or, if such A Lender has entered into one or more Assignment and Acceptances, the amount set forth for such A Lender with respect thereto in the Register maintained by the Agent pursuant to Section 10.07 hereof, in each case as such amount may be reduced pursuant to Section 2.05."

		(ii)	The definition of "Adjusted CD Rate Margin" appearing in
Section 1.01 of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

			"'Adjusted CD Rate Margin' means at any date of determination:

 			(i)	0.375% per annum at all times until the First Amendment
Effective Date; and

			(ii)	0.285% per annum at all times from and after the First
Amendment Effective Date until the Revolver Termination Date."

		(iii)	The definition of "Eurodollar Rate Margin" appearing in Section
1.01 of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

			"'Eurodollar Rate Margin' means at any date of determination:

			(i)	0.25% per annum at all times until the First Amendment
Effective Date; and

			(ii)	0.16% per annum at all times from and after the First
Amendment Effective Date until the Revolver Termination Date."

		(iv)	The definition of "LC Commitment" appearing in Section 1.01 of the Credit Agreement is hereby amended in full to read as follows:

			"'LC Commitment" means, as to any LC Lender, the amount set
forth opposite such LC Lender's name on the signature pages of the
First Amendment under the caption 'LC Commitment', or, if such LC
Lender has entered into one or more Assignment and Acceptances, the amount set forth for such LC Lender with respect thereto in the
Register maintained by the Agent pursuant to Section 10.07 hereof, in each case as such amount may be reduced or increased from time to time pursuant to Section 3.09."

		(v)	The definition of "LC Termination Date" appearing in Section
1.01 of the Credit Agreement is hereby amended by deleting the reference therein to "July 2, 1996" and replacing it with "July 1, 1997".

		(vi)	The definition of "Revolver Termination Date" appearing in
Section 1.01 of the Credit Agreement is hereby amended by deleting the reference therein to "June 30, 1998" and replacing it with "June 30, 2001".

		(d)	Section 2.04 of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

		"SECTION 2.04	Fees; Consolidated Fixed Charge Coverage Ratio
Payments.	(a)	Facility Fee.  The Borrower agrees to pay to the Agent
for the account of each A Lender a facility fee, accruing (i) at the rate of 0.10% per annum until the First Amendment Effective Date and (ii) at the rate of 0.09% from and after the First Amendment Effective Date, on the amount of such A Lender's A Commitment (computed without giving effect to any B Reduction or any other usage of the A Commitment of such Lender), payable quarterly in arrears on the last day of each January, April, July and October and on the Revolver Termination Date.

			(b)	Utilization Fee.  The Borrower agrees to pay to the Agent
for the account of each A Lender a utilization fee, accruing, during all periods from and after the First Amendment Effective Date when the aggregate amount of outstanding A Advances made by such Lender exceeds 50%
of such Lender's A Commitment (without regard to any usage thereof), at the rate of 0.05% per annum on the aggregate amount of such A Advances outstanding from time to time during such periods, payable quarterly in arrears on the last day of each January, April, July and October and on the
Revolver Termination Date.

			(c) 	Commitment Fee.  If, at the end of any Fiscal Quarter of
the Borrower ending on or before the First Amendment Effective Date, the
Borrower's Consolidated Fixed Charge Coverage Ratio (determined as provided in Section 7.03(d)) is less than 1.6 to 1.0, the Borrower agrees to pay to the Agent for the account of each A Lender a commitment fee on the average daily unused portion of such Lender's A Commitment during such Fiscal
Quarter at the rate of 1/8% per annum.  The commitment fee payable hereunder in respect of any Fiscal Quarter shall be payable concurrently with the Borrower's delivery in respect of such Fiscal Quarter of the certificate provided for in Section 7.04(i) hereof if such certificate indicates a Consolidated Fixed Charge Coverage Ratio (determined as provided in Section 7.03(d)) of less than 1.6 to 1.0 and concurrently with the Borrower's delivery in respect of such Fiscal Quarter of the financial statements provided for in Section 7.04(ii) or (iii)(as applicable) hereof if such financial statements and the statement accompanying the same indicate a Fixed Charge Coverage Ratio (as determined pursuant to
Section 7.03(d)) of less than 1.6 to 1.0 and the certificate delivered pursuant to Section 7.04(i) did not indicate a Consolidated Fixed Charge
Coverage Ratio of less than 1.6 to 1.0 as at the end of such Fiscal
Quarter.  No commitment fee shall be payable hereunder after the Revolver
Termination Date.

			(d)	Consolidated Fixed Charge Coverage Ratio Payments.  (i)
 If the Borrower's Consolidated Fixed Charge Coverage Ratio (determined as provided in Section 7.03(d)) is less than 1.6 to 1.0 as at the end of any
Fiscal Quarter in which any A Advances were outstanding at any time, then the Borrower shall pay additional interest (each an "Additional Interest
Payment") on all A Advances that were outstanding during such Fiscal
Quarter as follows:

 					(A)	a dollar amount (1) equal to 0.25% per annum
on the principal amount of all Eurodollar Rate Advances
outstanding during such Fiscal Quarter for the period, if any, outstanding during such Fiscal Quarter prior to the First
Amendment Effective Date and (2) equal to 0.09% per annum on the principal amount of all Eurodollar Advances outstanding
during such Fiscal Quarter for the period outstanding during such Fiscal Quarter from and after the First Amendment
Effective Date; and

				    	(B)	a dollar amount (1) equal to 0.25% per annum
on the principal amount of all Adjusted CD Rate Advances
outstanding during such Fiscal Quarter for the period, if any, outstanding during such Fiscal Quarter prior to the First
Amendment Effective Date and (2) equal to 0.09% per annum on the principal amount of all Adjusted CD Rate Advances
outstanding during such Fiscal Quarter for the period
outstanding during such Fiscal Quarter from and after the First
Amendment Effective Date.

		The Additional Interest Payments in respect of any Fiscal Quarter shall be made by the Borrower (i) concurrently with its delivery in respect of such Fiscal Quarter of the certificate provided for in
Section 7.04(i) if such certificate indicates a Consolidated Fixed
Charge Coverage Ratio as at the end of such Fiscal Quarter
(determined as provided in Section 7.03(d)) of less than 1.6 to 1.0 or (ii) concurrently with its delivery in respect of such Fiscal
Quarter of the financial statements provided for in Section 7.04(ii) or (iii)(as applicable) if such financial statements and the statement accompanying the same indicate a Consolidated Fixed Charge
Coverage Ratio as at the end of such Fiscal Quarter(determined as provided pursuant to Section 7.03(d)) of less than 1.6 to 1.0 and the certificate delivered pursuant to Section 7.04(i) did not indicate a Consolidated Fixed Charge Coverage Ratio of less than 1.6 to 1.0 as at the end of such Fiscal Quarter.

				(ii)   If the Borrower's Consolidated Fixed Charge
Coverage Ratio (determined as provided in Section 7.03(d)) is less than 1.6 to 1.0 as at the end of any Fiscal Quarter ending on or after the First Amendment Effective Date during which any Lender had any A Commitment in effect at any time, then the Borrower shall pay to the Agent for the account of each Lender additional facility fees
(each an "Additional Facility Fee Payment") on the amount of such A Lender's A Commitment (computed without giving effect to any B Reduction or any other usage of the A Commitment of such Lender) in a dollar amount equal to 0.11% per annum on amount of such Lender's A
Commitment during such Fiscal Quarter for the period of such Fiscal
Quarter.  Each Additional Facility Fee Payment in respect of any
Fiscal Quarter shall be made by the Borrower (i) concurrently with its delivery in respect of such Fiscal Quarter of the certificate provided for in Section 7.04(i) if such certificate indicates a Consolidated Fixed Charge Coverage Ratio as at the end of such Fiscal
Quarter (determined as provided in Section 7.03(d)) of less than 1.6 to 1.0 or (ii) concurrently with its delivery in respect of such Fiscal Quarter of the financial statements provided for in
Section 7.04(ii) or (iii)(as applicable) if such financial statements and the statement accompanying the same indicate a Consolidated Fixed
Charge Coverage Ratio as at the end of such Fiscal Quarter(determined as provided pursuant to Section 7.03(d)) of less than 1.6 to 1.0 and the certificate delivered pursuant to Section 7.04(i) did not indicate a Consolidated Fixed Charge Coverage Ratio of less than 1.6 to 1.0 as at the end of such Fiscal Quarter.

				(iii)   In order to facilitate implementation of this
Section 2.04(d) the Borrower agrees that it will comply with the reporting requirements of Section 7.04(i) and 7.04(ii) or (iii) (as applicable) in respect of each Fiscal Quarter of the Borrower in which any A Advance shall be outstanding at any time or any A
Commitment in effect at any time, regardless of whether the Revolver
Termination Date shall have occurred at or before the end of such
Fiscal Quarter."

		(e)	Section 3.01 of the Credit Agreement is hereby amended by
deleting the dollar amount "$500,000,000" appearing therein and inserting in its place the dollar amount "$450,000,000".

		(f)	Section 3.05(a) of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

		"(a) Facility Fee. The Borrower hereby agrees to pay to each LC Lender (in accordance with its LC Commitment Percentage) a letter of credit facility fee, accruing (i) at a rate of 0.08% per annum until the First Amendment Effective Date and (ii) at a rate of 0.07% per annum from and after the First Amendment Effective Date, on the total amount of LC Commitments from time to time during such periods (regardless of the actual or deemed usage thereof) payable quarterly in arrears on the last day of each January, April, July and October and on the LC Termination
Date."

		(g)	Section 3.09 of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

			"SECTION 3.09  Reductions and Increases in LC Commitments.
(a) The Borrower shall have the right, upon at least three Business Days' notice to the Issuing Bank and the Agent, to irrevocably terminate in whole or reduce in part the Issuing Bank's commitment to issue Letters of Credit as specified in Section 3.01 (which reduction shall without further act reduce in whole or ratably in part the respective LC Commitments of the LC Lenders), provided, that, each partial reduction shall be in the aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof and no such reduction shall reduce the LC Commitments below the then outstanding amount of Letter of Credit Liability.

			(b)	Not more frequently than once in any period of twelve
consecutive calendar months occurring after the First Amendment Effective
Date, the Borrower shall have the right prior to the LC Termination Date to increase the amount of the Issuing Bank's commitment to issue Letters of
Credit and the amount of the LC Commitments of one or more LC Lenders (each such increase being an "LC Commitment Increase"), provided that the Issuing
Bank and such LC Lenders shall have consented to such LC Commitment
Increase (which consent may be granted or withheld by the Issuing Bank and any LC Lender in its sole and absolute discretion), on and subject to the following terms:

				(i)	The aggregate amount of all LC Commitment Increases
shall not exceed $100,000,000 over the period after the First
Amendment Effective Date;

				(ii)	The aggregate amount of each LC Commitment Increase
shall be in a minimum amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

				(iii)	Each LC Commitment Increase shall increase the
amount of the Issuing Bank's commitment to issue Letters of Credit and the aggregate amount of the LC Commitments by the same amount;

				(iv)	No proposed LC Commitment Increase shall occur
unless each of the following requirements in respect thereof shall have been satisfied:

					(A)	The Agent shall have received from the
Borrower an irrevocable written notice (an "Increase Notice"), dated not earlier than 60 days before the proposed Increase
Effective Date (as defined below) therefor and not later than
30 days before such proposed Increase Effective Date, that (1)
specifies (x) the aggregate amount of the proposed LC
Commitment Increase, (y) the LC Lenders whose LC Commitments are to be increased by the proposed LC Commitment Increase and the amount by which each such LC Lender's LC Commitment is to be so increased and (z) the date (the "Increase Effective
Date") on which the proposed LC Commitment Increase shall
become effective, and (2) has been signed by the Issuing Bank and each LC Lender whose LC Commitment is to be increased,
evidencing the consent of the Issuing Bank and such LC Lender to the proposed LC Commitment Increase;

					(B)	On and as of the Increase Effective Date of
the proposed LC Commitment Increase (1) the following
statements shall be true (and the giving of the applicable
Increase Notice shall constitute a representation and warranty by the Borrower that on such Increase Effective Date such
statements are true):

						(x)  	The representations and warranties
contained in Section 6.01 are correct on and as of
such Increase Effective Date before and after
giving effect to the proposed LC Commitment
Increase, as though made on and as of such date,
and

					     	(y)  	No event has occurred and is
continuing, or would result from such LC Commitment
Increase, which constitutes an Event of Default or
Default; and

			and (2) the Agent shall have received such other approvals,
opinions or documents as the Agent may reasonably request.

				(v)	Promptly following its receipt of a Increase Notice
in proper form, the Agent shall deliver copies thereof to the Issuing
Bank and each Lender.  If, and only if, all of the terms, conditions and requirements specified in paragraphs (i) through (iv) are satisfied in respect of any proposed LC Commitment on and as of the proposed Increase Effective Date thereof, then, as of such Increase
Effective Date and from and after such date, (1) the amount of the
Issuing Bank's commitment to issue Letters of Credit shall be increased by the amount of the proposed LC Commitment Increase and the LC Commitments of the LC Lenders consenting to such LC Commitment
Increase shall be increased by the respective amounts specified in the Increase Notice pertaining thereto and (2) references herein to the amount of the Issuing Bank's commitment to issue Letters of
Credit and to the amounts of the LC Lenders' respective LC
Commitments shall refer to respective amounts giving effect to such
LC Commitment Increase.

				(vi)	It is understood that neither the Issuing Bank nor
any LC Lender shall have any obligation whatsoever to agree to any request made by the Borrower for an LC Commitment Increase."

		(h)	The last sentence of Section 3.12(c) of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

	"Amounts on deposit with the Issuing Bank as cash collateral shall be invested in Cash Equivalents as directed by the Borrower and shall be released at the earlier of the date on which the aggregate of all Letter of Credit Liability does not exceed 99% of the aggregate amount of the LC Commitments then in effect (without regard to any usage thereof) or on the LC Termination Date."

		SECTION 2.  Conditions of Effectiveness.  Section 1 of this Amendment shall become effective as of July 2, 1996 (the "First Amendment Effective
Date") if and only if by such date the Agent shall have received all of the following, in each case in form and substance satisfactory to the Agent and in sufficient copies for each Lender:

		(a)	counterparts of this Amendment duly executed by the Borrower, each LC Subsidiary, each Lender, the Issuing Bank and the Agent;

		(b)	Certified copies of all documents evidencing necessary
corporate action and governmental approvals, if any, with respect to this Amendment.

		(c)	A certificate, dated the First Amendment Effective Date, of the
Vice President-Treasurer of the Borrower certifying the names and true signatures of the officers of the Borrower and each LC Subsidiary authorized to sign this Amendment and the other documents to be delivered hereunder or under the Credit Agreement as amended hereby (including, without limitation, Letter of Credit applications and agreements).

		(d)  	A favorable opinion of the Borrower's and the LC Subsidiaries'
General Counsel or Associate General Counsel, dated the First Amendment
Effective Date and substantially in the form of Exhibit A hereto, and as to such other matters as any Lender through the Agent may reasonably request.

 		(e)  	A favorable opinion of Shearman & Sterling, counsel for the
Agent, dated the First Amendment Effective Date and substantially in the form of Exhibit B hereto.

		SECTION 3.  Representations and Warranties.   The Borrower hereby
represents and warrants, as of the date hereof and as of the First Amendment Effective Date, as follows:

		(a)	The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware; each LC Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  The Borrower and each of its
Subsidiaries possess all corporate powers and all other authorizations and licenses necessary to engage in their respective businesses, except where the failure to so possess would not have a Material Adverse Effect.

		(b)	The execution, delivery and performance by the Borrower and
each LC Subsidiary of this Amendment and of the Credit Agreement as amended hereby are within the Borrower's and such LC Subsidiary's respective corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's or any LC Subsidiary's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower or any LC Subsidiary or their respective properties.

 		(c)	No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or each LC Subsidiary of this Amendment and the Credit Agreement as amended hereby.

		(d)	This Amendment and the Credit Agreement as amended hereby
constitute the legal, valid and binding obligations of the Borrower and each LC Subsidiary enforceable against the Borrower and each LC Subsidiary in accordance with their terms.

		(e)	The Consolidated balance sheets of the Borrower and its
Subsidiaries as at February 3, 1996, and the related Consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the Fiscal Year then ended, certified by Deloitte &
Touche, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles consistently applied and since February 3, 1996, there has been no change in such condition or operations which, considering the surrounding circumstances, will, or is reasonably likely to, cause a breach of any of the financial covenants contained in
Section 7.03 of the Credit Agreement.

		(f)	There is no pending or, to the best of Borrower's knowledge, threatened action or proceeding affecting the Borrower or any of its
Subsidiaries before any court, governmental agency or arbitrator, which has a reasonable probability (taking into account the exhaustion of all appeals and the assertion of all defenses) of having a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this
Agreement.

		(g)	The Borrower and its Subsidiaries are not engaged in the
business of extending credit for the purpose of purchasing or carrying
Margin Stock, and no proceeds of any Advance will be used by the Borrower or any of its Subsidiaries to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

		(h)	Neither the Borrower nor any of its Subsidiaries is an
"investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

		(i)	Except as has been disclosed in writing to the Lenders, neither the Borrower nor any of its Subsidiaries has any Plans.  Neither the
Borrower nor any ERISA Affiliate is a party or subject to, or has any obligation to make payments, to, any Multiemployer Plan.

		SECTION 4.  Reference to and Effect on the Credit Agreement.  (a)  On
and after the First Amendment Effective Date, each reference in the Credit
Agreement to "this Agreement," "hereunder," "hereof " or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit
Agreement as amended hereby.

		(b) Except as specifically amended above, the Credit Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

		(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Issuing Bank or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

		SECTION 5.  Fees, Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Agent and the Issuing Bank incurred in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered hereunder, including, without limitation, the fees and out-of-pocket expenses of the Agent's legal counsel.  The Borrower further agrees to pay on demand all costs and expenses of the Agent, the Issuing Bank and the Lenders (including, without limitation, reasonable fees and expenses of the Agent's legal counsel) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

		SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

		SECTION 7.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

		SECTION 8.  LC Subsidiaries.  Each LC Subsidiary hereby (i) consents in all respects to the transactions contemplated hereby, (ii) acknowledges and irrevocably agrees that none of its respective obligations under the
Credit Agreement or with respect to the Letters of Credit for which it is the account party shall be affected hereby, (iii) acknowledges and irrevocably agrees that all of its respective obligations under the Credit
Agreement, as amended hereby, and with respect to the Letters of Credit for which it is the account party are in full force and effect, (iv) ratifies and reaffirms in all respects the Credit Agreement, as amended hereby, and the Letters of Credit for which it is the account party and all of its respective obligations with respect thereto, (v) certifies that it has received a copy hereof, has reviewed the same and is fully apprised of the contents and substance hereof and (vi) confirms that it shall be bound by the terms hereof.

		IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

							THE BORROWER:

		THE GAP, INC.


		By
			Name:
			Title:


		THE LC SUBSIDIARIES:

		BANANA REPUBLIC, INC.


		By
			Name:
			Title:


		GPS (GREAT BRITAIN) LIMITED


		By
			Name:
			Title:

		GAP (CANADA), INC.


		By
			Name:
			Title:



		GAP INTERNATIONAL
		SOURCING LIMITED


		By
		Name:
		Title:

	GAP INTERNATIONAL
	SOURCING PTE. LTD.


	By
		Name:
		Title:

	GAP (JAPAN) K.K.


	By
		Name:
		Title:

	THE AGENT:

	CITICORP USA INC.


	By
		Name:
		Title:


	THE ISSUING BANK:

	CITIBANK, N.A.


	By
		Name:
		Title:

	THE LENDERS:

	CITICORP USA INC.

LC Commitment
$ 50,000,000
	By
		Name:
		Title:


	BANK OF AMERICA NATIONAL
	TRUST & SAVINGS ASSOCIATION

LC Commitment
$ 85,000,000
	By
		Name:
		Title:



	NATIONAL WESTMINSTER
	BANK PLC

LC Commitment	Los Angeles Branch
$ 65,000,000


	By
		Name:
		Title:

	Nassau Branch



	By
		Name:
		Title:


	NATIONSBANK
	OF TEXAS, N.A.

LC Commitment
$ 35,000,000

	By
		Name:
		Title:


	ROYAL BANK OF CANADA

LC Commitment
$ 30,000,000
	By
		Name:
		Title:


	BANK OF MONTREAL

LC Commitment
$ 35,000,000
	By
		Name:
		Title:




	SOCIETE GENERALE

LC Commitment
$ 30,000,000
	By
		Name:
		Title:



	THE FUJI BANK, LIMITED

LC Commitment
$ 30,000,000
	By
		Name:
		Title:





	U.S. NATIONAL BANK OF OREGON

LC Commitment
$ 30,000,000
	By
		Name:
		Title:


	MORGAN GUARANTY TRUST
	COMPANY OF NEW YORK

LC Commitment
$ 30,000,000
	By
		Name:
		Title:



	THE SUMITOMO BANK LIMITED

LC Commitment
$ 30,000,000
	By
		Name:
		Title:


_______________

$450,000,000	Total of the LC Commitments